Exhibit 99.1

RXSIGHT, INC. REPORTS SECOND QUARTER 2026 RESULTS AND PROVIDES UPDATE ON 2026 OUTLOOK

Aliso Viejo, Calif. – August 5, 2026 – RxSight, Inc. (NASDAQ: RXST) today reported financial results for the quarter ended June 30, 2026, and provided an update on its 2026 financial outlook.

Second Quarter 2026 Highlights

•
Total company Q2 revenue of $33.7 million, which includes $6.5 million in revenue recognized from the RxSight Alcon strategic collaboration
•
Q2 product sales of $27.2 million including:
o
24,917 Light Adjustable Lens (LAL) units;
o
12 Light Delivery Devices (LDD) units
•
Cash, cash equivalents and short-term investments of approximately $209 million as of June 30, 2026

Strategic Highlights

RxSight highlighted the following recent developments that position the company for long-term success:

•
Appointed eye care industry leader Aziz Mottiwala as President and Chief Executive Officer
•
Entered into a strategic collaboration with Alcon to develop and commercialize light-adjustable presbyopia-correcting intraocular lenses with up to $200 million upfront and milestone payments and significant future royalty potential
•
Formally announced development of the next-generation RxSight Light Adjustable Technology platform, including new LAL, LAL+ and LAL Toric lenses intended to improve workflow and reduce required postoperative office visits
•
In connection with the leadership transition, withdrew 2026 guidance; will resume formal guidance in early 2027

“It is a privilege to join RxSight and to work alongside the talented team that pioneered an entirely new category in cataract surgery with the only commercially available IOL platform that enables physicians to adjust and personalize vision after surgery,” said Aziz Mottiwala, President and Chief Executive Officer of RxSight. “The opportunity ahead is significant, and our immediate priority is to strengthen commercial execution, deepen adoption across our installed base and translate the value of adjustability into durable growth. To support those priorities, I have commenced a comprehensive review of the business. While underlying trends remain generally consistent with our prior expectations, withdrawing 2026 guidance gives us the flexibility to establish the right operating plan and focus our resources on the core business, our pipeline and the Alcon collaboration.”

Second Quarter Financial Results

In the second quarter of 2026, total revenue was $33.7 million, including $6.5 million recognized under the company’s strategic collaboration with Alcon. Product sales were $27.2 million, down 19% from the prior-year period, reflecting heightened competitive trialing and continued pressure on consumer sentiment.

Excluding the impact from the Alcon collaboration, second quarter gross margin of 71.2% decreased from 74.9% in the prior-year period, primarily reflecting inventory-related costs and the expected flow-through of higher-cost inventory. Including the favorable contribution of collaboration revenue, second-quarter gross margin was 76.7%.

Total operating expenses for the second quarter of 2026 were $39.7 million versus $39.2 million in the year-ago period. The increase was primarily driven by higher professional services fees, partially offset by lower compensation and other employee-related costs.

In the second quarter, the company reported a net loss of $(12.1) million, or $(0.29) per basic and diluted share, compared to a net loss of $(11.8) million, or $(0.29) per basic and diluted share in the second quarter of 2025. Adjusted net loss in the second quarter of 2026 was $(4.6) million, or $(0.11) per basic and diluted share, compared to an adjusted net loss of $(3.3) million, or $(0.08) per basic and diluted share in the second quarter of 2025.

As of June 30, 2026, cash, cash equivalents and short-term investments totaled $208.8 million.

Conference Call

On Wednesday, August 5, 2026, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its second quarter 2026 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 1245159. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL/LAL+, collectively the “LAL”), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitations, statements regarding the company’s expectations related to underlying business trends; the company’s comprehensive review of the business; the company’s ability to strengthen commercial execution, deepen adoption across its installed base and translate the value of adjustability into durable growth; the development and implementation of the company’s appropriate operating plan; the allocation of resources to the company’s core business, pipeline and collaboration with Alcon; the anticipated benefits of withdrawing the company’s 2026 financial guidance; and the company’s ability to realize the full potential of its technology for patients and practices. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other similar terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. RxSight undertakes no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

RxSight, Inc., the RxSight Light Adjustable Lens Technology, LAL, LAL+, and LDD are trademarks of RxSight, Inc.

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSight, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product sales	$27,241	$33,637	$58,134	$71,531
License and collaboration revenue	6,500	—	6,500	—
Total revenue	33,741	33,637	64,634	71,531
Costs and expenses:
Cost of sales	7,855	8,447	15,250	18,013
Selling, general and administrative	30,419	28,976	62,274	57,611
Research and development	9,237	10,217	18,709	20,584
Total costs and expenses	47,511	47,640	96,233	96,208
Loss from operations	(13,770)	(14,003)	(31,599)	(24,677)
Other income (expense), net:
Interest expense	(3)	(5)	(6)	(11)
Interest and other income	1,764	2,254	3,718	4,762
Loss before income taxes	(12,009)	(11,754)	(27,887)	(19,926)
Income tax expense	88	32	94	50
Net loss	$(12,097)	$(11,786)	$(27,981)	$(19,976)
Other comprehensive loss:
Unrealized loss on short-term investments	(5)	(146)	(125)	(303)
Foreign currency translation gain	13	14	13	20
Total other comprehensive gain (loss)	8	(132)	(112)	(283)
Comprehensive loss	$(12,089)	$(11,918)	$(28,093)	$(20,259)

Net loss per share:
Basic & diluted	$(0.29)	$(0.29)	$(0.68)	$(0.49)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	41,490,889	40,743,786	41,399,010	40,627,363

RxSight, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,352	$19,949
Short-term investments	195,447	208,179
Accounts receivable, net	18,519	23,383
Inventories	37,117	31,559
Prepaid and other current assets	2,961	4,389
Receivable from collaboration partner	60,000	—
Total current assets	327,396	287,459
Property and equipment, net	14,039	13,056
Operating leases right-of-use assets	9,491	9,959
Restricted cash	750	750
Other assets	1,024	590
Total assets	$352,700	$311,814
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,345	$5,296
Accrued expenses and other current liabilities	15,553	16,533
Lease liabilities	1,664	1,162
Deferred revenue, current	6,882	3,262
Refund liability	50,000	—
Total current liabilities	80,444	26,253
Long-term lease liabilities	8,916	9,878
Total liabilities	89,360	36,131
Commitments and contingencies (Note 8)
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 41,585,381 shares issued and outstanding as of June 30, 2026 and 41,242,005 shares issued and outstanding as of December 31, 2025	41	41
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	952,378	936,628
Accumulated other comprehensive (loss) income	(59)	53
Accumulated deficit	(689,020)	(661,039)
Total stockholders' equity	263,340	275,683
Total liabilities and stockholders' equity	$352,700	$311,814

Supplemental Information on Gross Margin

Reconciliation of gross margin and gross margin percentage to revenues and cost of sales for the three months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,			Three Months Ended June 30,
	2026			2025
Gross Margin	Product	Collaboration	Total	Product	Collaboration	Total
Sales	$27,241	$6,500	$33,741	$33,637	$—	$33,637
Cost of sales	7,855	—	7,855	8,447	—	8,447
Gross profit	$19,386	$6,500	$25,886	$25,190	$—	$25,190
Gross margin %	71.2%	100.0%	76.7%	74.9%	0.0%	74.9%

Reconciliation of gross margin and gross margin percentage to revenues and cost of sales for the six months ended June 30, 2026 and 2025 are as follows:

	Six Months Ended June 30,			Six Months Ended June 30,
	2026			2025
Gross Margin	Product	Collaboration	Total	Product	Collaboration	Total
Sales	$58,134	$6,500	$64,634	$71,531	$—	$71,531
Cost of sales	15,250	—	15,250	18,013	—	18,013
Gross profit	$42,884	$6,500	$49,384	$53,518	$—	$53,518
Gross margin %	73.8%	100.0%	76.4%	74.8%	0.0%	74.8%

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for stock-based compensation. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(12,097)	$(11,786)	$(27,982)	$(19,976)
Add:
Stock-based compensation	7,465	8,547	15,410	15,687
Adjusted net earnings (loss) income available to common stockholders, basic and diluted:	$(4,632)	$(3,239)	$(12,572)	$(4,288)

Denominator:
Weighted-average shares outstanding, basic	41,490,889	40,743,786	41,399,010	40,627,363
Weighted-average shares outstanding, diluted	41,490,889	42,258,193	41,399,010	40,627,363
Adjusted net earnings (loss) per share, basic	$(0.11)	$(0.08)	$(0.30)	$(0.11)
Adjusted net earnings (loss) per share, diluted	$(0.11)	$(0.08)	$(0.30)	$(0.11)